Exhibit 21.1

List of nVent Electric plc Subsidiaries

Subsidiary	Jurisdiction
ERICO Lightning Technologies Pty. Limited	Australia
ERICO Products Australia Pty. Limited	Australia
Pentair Thermal Management Belgium NV	Belgium
ERICO do Brasil Comercio e Industria Ltda.	Brazil
Pentair Taunus Electrometalurgica Ltda.	Brazil
ERICO Canada Inc.	Canada
nVent Services Canada Limited	Canada
Pentair Project Services Canada, Inc.	Canada
Pentair Thermal Management Canada Ltd.	Canada
Tracer Industries Canada Limited	Canada
ERICO Chile Comercial e Industrial Ltda.	Chile
ERICO del Pacifico Comercial e Industrial Limitada	Chile
ERICO Ltd.	China
Pentair Electronics & Electrical Protection China Co., Ltd.	China
Pentair Technical Solutions Shanghai Co., Ltd.	China
Pentair Thermal (Shanghai) Co., Ltd.	China
Pentair Thermal Controls (Shanghai) Engineering Co., Ltd.	China
Yabaida Electronics (Shenzhen) Company Limited	China
Pentair Thermal Management Czech, s.r.o.	Czech Republic
PNR Technical Solutions Finland Oy	Finland
ERICO France Sarl	France
Pentair European Security Holdings SA	France
Pentair Technical Solutions SAS	France
Pentair Thermal Management France SAS	France
ERICO GmbH	Germany
EuroPentair GmbH	Germany
Pentair International Armaturen Holding GmbH	Germany
Pentair Steinhauer GmbH	Germany

Subsidiary	Jurisdiction
Pentair Technical Solutions GmbH	Germany
Pentair Thermal Management Germany GmbH	Germany
Pentair Thermal Management Holding Germany GmbH	Germany
Schroff Holdings Germany GmbH	Germany
Alberta Electronic Company Limited	Hong Kong
ERICO Limited	Hong Kong
Pentair Technical Products India Private Limited	India
Pentair Thermal Management India Private Limited	India
ERICO Italia S.r.l.	Italy
Pentair Technical Solutions S.r.l.	Italy
Pentair Technical Solutions Japan Co., Ltd.	Japan
Pentair Thermal Management KZ LLP	Kazakhstan
Pentair Thermal Management Korea Ltd.	Korea, Republic of
nVent Finance S.à r.l.	Luxembourg
nVent Global S.à r.l.	Luxembourg
nVent International Holding S.à r.l.	Luxembourg
nVent Luxembourg S.à r.l.	Luxembourg
Pentair Electronic Packaging de Mexico	Luxembourg/Mexico
Pentair Technical Products S.à r.l.	Luxembourg
ERICO Mexico, S.A. de C.V.	Mexico
Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico
Pentair Enclosures S. de R.L. de C.V.	Mexico
Pentair Technical Products, S. de R.L. de C.V.	Mexico
ERICO B.V.	Netherlands
ERICO Europe B.V.	Netherlands
ERICO Europe Holding B.V.	Netherlands
Pentair Flow Control Holding NL B.V.	Netherlands
Pentair Holdings C.V.	Netherlands
Pentair Thermal Management Netherlands B.V.	Netherlands
Pentair Thermal Management Norway AS	Norway

Subsidiary	Jurisdiction
ERICO Poland Sp.z.o.o.	Poland
Pentair Poland Sp.z.o.o.	Poland
Pentair Thermal Management Polska Sp.z.o.o.	Poland
Pentair Thermal Management Romania SRL	Romania
Limited Liability Company Pentair Rus	Russia
Hoffman Schroff PTE Ltd.	Singapore
Pentair Asia PTE Ltd.	Singapore
Productos ERICO S.A.	Spain
Pentair Technical Solutions Nordic AB	Sweden
nVent Finance Group GmbH	Switzerland
nVent Finance Holding GmbH	Switzerland
nVent Services GmbH	Switzerland
nVent Services Holding GmbH	Switzerland
nVent Thermal Europe GmbH	Switzerland
ERICO Pacific Ltd.	Taiwan
Schroff Co. Ltd. Taiwan	Taiwan
Pentair Teknoloji Sistemleri Ticaret Limited Sirketi	Turkey
nVent Middle East FZE	United Arab Emirates
ERICO Europa (G.B.) Limited	United Kingdom
nVent International (UK) Limited	United Kingdom
nVent UK Holdings Limited	United Kingdom
Optima Enclosures Limited	United Kingdom
Pentair Technical Solutions UK Limited	United Kingdom
Raychem HTS Limited	United Kingdom
Schroff UK Limited	United Kingdom
Alliance Integrated Systems, Inc.	United States/Delaware
Electronic Enclosures, LLC	United States/Delaware
ERICO US Holding LLC	United States/Delaware
nVent Holdings, Inc.	United States/Delaware
nVent International Holdings, Inc.	United States/Delaware

Subsidiary	Jurisdiction
nVent Management Company	United States/Delaware
Pentair Lionel Acquisition Co.	United States/Delaware
Pentair Technical Products Holdings, Inc.	United States/Delaware
Pentair Technical Products Service Co.	United States/Delaware
Pentair Thermal Management Holdings B LLC	United States/Delaware
Pentair Thermal Management Holdings LLC	United States/Delaware
Pentair Thermal Management LLC	United States/Delaware
Tracer Construction LLC	United States/Delaware
Tracer Industries Management LLC	United States/Delaware
Tracer Industries, Inc.	United States/Delaware
Hoffman Enclosures (Mex.), LLC	United States/Minnesota
Hoffman Enclosures Inc.	United States/Minnesota
Pentair DMP Corp.	United States/Minnesota
Pentair Enclosures Inc.	United States/Minnesota
ERICO Global Company	United States/Ohio
ERICO International Corporation	United States/Ohio
Pentair Technical Products, Inc.	United States/Rhode Island

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